UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 16, 2024
Date of Report (date of earliest event reported)
__________________
NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter)
  Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, in connection with the annual renewal of the President and Chief Executive Officer’s employment agreement, NewLake Capital Partners, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Anthony Coniglio, pursuant to which he will continue to serve as the President and Chief Executive Officer of the Company (the “Amended Employment Agreement”). Effective immediately, the Amended Employment Agreement amends and restates Mr. Coniglio’s existing employment agreement (the “Prior Employment Agreement”) with the Company.

The Amended Employment Agreement modifies certain terms of the Prior Employment Agreement, including, but not limited to (i) adding the requirement that Mr. Coniglio be employed on the date the Annual Bonus (as such term is defined in the Amended Employment Agreement) is paid in order to receive the Annual Bonus, unless Mr. Coniglio is terminated without Cause, for Good Reason or due to his Death or Disability (as each term is defined in the Amended Employment Agreement), (ii) clarifying that if Mr. Coniglio resigns without Good Reason, he will not be entitled to any unpaid Annual Bonus and (iii) adding a provision that in the event (A) Mr. Coniglio is terminated from the Company due to the non-renewal of the Term (as such term is defined in the Amended Employment Agreement) by the Company, (B) such termination occurs after the signing of a purchase or sale agreement that would result in a Change of Control (as such term is defined in the Amended Employment Agreement), (C) the Change of Control is not consummated prior to the termination and (D) Mr. Coniglio executes and does not timely revoke a written Release (as such term is defined in the Amended Employment Agreement) in accordance with the terms of such Release, then Mr. Coniglio shall be entitled to the following: (1) the Prior Year Bonus (as such term is defined in the Amended Employment Agreement) that was earned but unpaid as of the termination date; (2) the Pro Rata Bonus (as such term is defined in the Amended Employment Agreement), (3) a severance payment, equal to two times Mr. Coniglio’s Base Salary (as such term is defined in the Amended Employment Agreement) in effect on the date of termination (without giving effect to any reduction in Base Salary that constitutes Good Reason) plus the target Annual Bonus for the year in which the termination occurred; (4) immediate vesting of any outstanding Company equity awards; and (5) a lump-sum payment equal to the COBRA premiums that Mr. Coniglio would pay if he elected COBRA under the Company’s health plan for himself and his dependents for the 18-month period following the date of termination.

All other material terms contained in the Prior Employment Agreement remain substantially unchanged in the Amended Employment Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Amended Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated December 16, 2024, by and between NewLake Capital Partners, Inc. and Anthony Coniglio.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of December, 2024.

NewLake Capital Partners, Inc

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary